
                                                                Exhibit (23)(b)

CONSENT OF KPMG PEAT MARWICK LLP
-----------------------------------------------------------------------------------------------------------------------
Board of Directors
CoreStates Financial Corp

        We consent to the incorporation by reference in the Registration Statements of (i) First Union Corporation on:

                                              Registration                                           Registration
                                                 Statement                                              Statement
                       Form                         Number                               Form              Number
             ---------------     --------------------------                  -----------------   -----------------

                        S-3                             33-50103                          S-4           333-20611
                        S-3                             33-61941                          S-3           333-34151
                        S-3                            333-15743                          S-3           333-35363
                        S-3                            333-17599                          S-3            33-56927
                        S-4                            333-19039-01


(ii) First Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); and (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01) of our report dated January 17,1996, except as to Note 2, which is as of February 23, 1996, with respect to the consolidated balance sheets of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995, and 1994, and related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995 (which report includes an explanatory paragraph which discusses that Meridian Bancorp, Inc. adopted the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 112, Employers' Accounting for Postemployment Benefits, in 1994), which reports appear in CoreStates Financial Corp's 1996 Form 10-K.








KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
November 26, 1997